EXHIBIT 99.1

SP Bancorp, Inc. Announces Date of Annual Meeting

PLANO, Texas, Feb. 18, 2011 (GLOBE NEWSWIRE) -- SP Bancorp, Inc. (Nasdaq:SPBC) announced today that the Corporation's annual meeting of shareholders will be held on Thursday, May 19, 2011. The meeting will be held at 2:00 p.m. Texas time at the Marriott Legacy in Plano, Texas.

SP Bancorp, Inc. is the holding company for SharePlus Federal Bank, which operates from 7 offices in Plano and Dallas, Texas; Louisville, Kentucky; and Irvine, California.

The SP Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7951

Please call SP Bancorp, Inc. Investor Relations if you have any questions.

CONTACT: Jeff Weaver
         President and CEO
         (972)407-3677

         Diane Stephens
         Corporate Secretary/Investor Relations
         (972)354-2839